SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                SCHEDULE 14A
                               (Rule 14a-101)
                          INFORMATION REQUIRED IN
                              PROXY STATEMENT
                          SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of
                    the Securities Exchange Act of 1934


Filed by registrant  (X)

Filed by a party other than registrant  ( )

Check appropriate box:

( )  Preliminary proxy statement

(X)  Definitive proxy statement

( )  Definitive additional materials

( )  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                            Anthracite Capital, Inc.
                           --------------------------
                (Name of registrant as specified in its charter)


             ------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):


(X)   No filing fee required

( )*  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1)
      or 14a-6(i)(2)

( )   $500 per each party to the controversy pursuant to Exchange
      Act Rule 14a-6(i)(3)

( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

               (1)      Title of each class of securities to which
                        transaction applies:
                                             --------------------

               (2) Aggregate number of securities to which transaction applies:

               (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

               (4)      Proposed maximum aggregate value of transaction:

                     ---------------------------------

         ( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

               (1)      Amount previously paid:

               (2)      Form, schedule or registration statement no.:

               (3)      Filing party:
                                     ----------------------------------------

               (4)      Date files:

* Previously paid



ANTHRACITE
345 PARK AVENUE, NEW YORK, NY 10154

                                                             April 17, 2001




Dear Fellow Stockholder:

         On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Anthracite Capital, Inc. to be held at The New York Marriott, 525 Lexington Ave., New York, New York, on Monday, May 21, 2001, at 10 a.m. Eastern Time. The matters to be considered by stockholders at the Annual Meeting are described in detail in the accompanying materials.

         IT IS VERY IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON. Let me urge you to mark, sign and date your proxy card today and to return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

         Your continued support of and interest in Anthracite Capital, Inc. are sincerely appreciated.



                                                 Sincerely,


                                                 /s/ Laurence D. Fink
                                                 Laurence D. Fink
                                                 Chairman


ANTHRACITE
345 PARK AVENUE, NEW YORK, NY 10154



                          ANTHRACITE CAPITAL, INC.
                              ----------------
                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------
                         TO BE HELD ON MAY 21, 2001

To the Stockholders of Anthracite Capital, Inc.:

     NOTICE IS HEREBY GIVEN, that the 2001 annual meeting of stockholders (the "Annual Meeting") of Anthracite Capital, Inc. (the "Company") will be held at The New York Marriott, 525 Lexington Ave., New York, New York, on Monday, May 21, 2001, at 10 a.m., Eastern Time, for the following purposes:

       1. To elect three Directors to serve on the Board of Directors for a three-year term and until their successors have been duly elected and qualified;

       2. To ratify the appointment by the Board of Directors of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 2001; and

       3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of the Company of record as of the close of business on March 30, 2001 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

     Further information regarding the Annual Meeting, nominees for election as Directors, independent auditors and other matters is contained in the enclosed Proxy Statement.

                                            By order of the Board of Directors

                                            /s/ Robert L. Friedberg
                                            ------------------------------
                                            Robert L. Friedberg
                                            Secretary
New York, New York
April 17, 2001

------------------------------------------------------------------------------
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY; IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE APPROPRIATE ENCLOSED PROXY OR PROXIES IN THE ACCOMPANYING ENVELOPE PROVIDED FOR YOUR CONVENIENCE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
------------------------------------------------------------------------------


                          ANTHRACITE CAPITAL, INC.
                        345 Park Avenue, 29th Floor
                          New York, New York 10154
                              ----------------
                              PROXY STATEMENT
                              ----------------
                       ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement and the accompanying Form of Proxy and Notice of Annual Meeting are provided in connection with the solicitation of proxies by the Board of Directors of Anthracite Capital, Inc., a Maryland corporation (the "Company"), for use at the annual meeting of stockholders to be held at The New York Marriott, 525 Lexington Ave., New York, New York, on Monday, May 21, 2001, at 10 a.m., Eastern Time (the "Annual Meeting") and any adjournments thereof. The mailing address of the Company is 345 Park Avenue, New York, New York 10154. This Proxy Statement, the accompanying Proxy Card and the Notice of Annual Meeting are first being mailed to holders of the Company's common stock on or about April 17, 2001.

Matters to be Considered at the Meeting

     At the Annual Meeting, holders of the Company's common stock, par value $0.001 per share (the "Common Stock"), will vote upon (i) the election of three Directors to serve on the Board of Directors; (ii) the ratification of the appointment by the Board of Directors of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 2001; and (iii) such other business as may properly come before the meeting or any adjournment thereof.

Record Date

     The Board of Directors has fixed the close of business on March 30, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At the close of business on March 30, 2001, the Company had outstanding 29,792,017 shares of common stock. Each share of common stock entitles its holder to one vote.

Voting at the Meeting

     If the enclosed proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified on the proxy, unless it is properly revoked prior thereto. If no specification is made on the proxy as to any one or more of the proposals, the shares represented by the proxy will be voted as follows:

        FOR the election of each of the Director nominees; and

        FOR the ratification of the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 2001.

     A majority of the votes entitled to be cast at the Annual Meeting, represented in person or by proxy, constitutes a quorum for purposes of transacting business at the Annual Meeting. Stockholders of record who are present at the Annual Meeting, in person or by proxy, and those who abstain are considered stockholders, who are present and entitled to vote and are counted for purposes of determining if a quorum exists. The election of each nominee for Director will require the affirmative vote of the holders of a plurality of the votes cast for such nominee. The ratification of the independent auditors and any other matters submitted to a vote of the stockholders will be determined by a majority of the votes cast at the Annual Meeting.

     Under the rules of the New York Stock Exchange, brokers who hold shares in "street name" may have the authority to vote on certain matters when they do not receive instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of Directors and the ratification of the independent auditors. In determining whether the proposal to ratify the appointment of the independent auditors has received the requisite vote, abstentions will be disregarded and will have no effect on the outcome of the vote. A vote "withheld" from a Director nominee will have no effect on the outcome of the vote because a plurality of the votes cast at the Annual Meeting is required for the election of each Director and the three nominees who receive the most votes cast at the Annual meeting will be elected.

Proxies

     The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others who forward solicitation material to beneficial owners of common stock. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or other means deemed appropriate by the Board of Directors.

     A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by (i) attending the Annual Meeting and voting in person, (ii) duly executing and delivering a proxy bearing a later date, or (iii) sending written notice of revocation to the Company's Secretary at 345 Park Avenue, New York, New York 10154.

Recommendations of the Board of Directors

     The Board of Directors recommends a vote FOR each of the nominees for Director, and FOR the ratification of the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 2001.



                                 PROPOSAL 1
                           ELECTION OF DIRECTORS

     The Company's Board of Directors is comprised of nine members classified in three groups. Members of each group serve a three-year term. At the Annual Meeting, three Directors will be elected to the class of Directors whose terms expire at the close of the 2004 Annual Meeting of Stockholders. The shares represented by the enclosed proxy will be voted for the election as Directors of the three nominees named below, unless a vote is withheld from any of the three individual nominees. If any nominee becomes unavailable or unwilling to serve the Company as a Director for any reason, the persons named as proxies in the accompanying Proxy Card are expected to consult with management of the Company in voting the shares represented by them. The Board of Directors has no reason to doubt the availability of any nominee, and each has indicated his willingness to serve as a Director of the Company if elected by the stockholders at the Annual Meeting. The three nominees receiving the highest number of votes cast on such proposal at the meeting will be elected.


Information Concerning the Director Nominees

     The Board of Directors has unanimously proposed Donald G. Drapkin, Carl F. Geuther and Leon T. Kendall as nominees for election as Directors of the Company. The present terms of Messrs. Drapkin, Geuther and Kendall expire upon the close of the 2001 Annual Meeting of Stockholders. The Company has no Nominating Committee, but instead the entire Board of Directors acts in such capacity. The Board of Directors does not have any policy with respect to consideration of nominees recommended by the security holders.

     The Board of Directors recommends a vote FOR each of the nominees for Director.

Information Concerning the Incumbent Directors and Director Nominees

     Information concerning the names, ages, terms, positions with the Company and business experience of the members of the Board of Directors, is set forth below. Mr. Drapkin and Mr. Geuther were elected to the Board of Directors in March, 1998, and have served continuously with the Company. Mr. Kendall was elected to the Board of Directors in May 2000.

                                                                                                       Director Term
                   Name                      Age                        Position                        Expires (1)
---------------------------------------------------------------------------------------------------------------------
Inside Directors:
   Laurence D. Fink                           48    Chairman of the Board of Directors                      2003
   Hugh R. Frater                             45    President, Chief Executive Officer and Director         2002
Unaffiliated Directors:
   David M. Applegate                         40    Director                                                2002
   Donald G. Drapkin (3)                      53    Director                                                2001
   Carl F. Geuther (2)                        54    Director                                                2001
   Jeffrey C. Keil (2) (3)                    57    Director                                                2002
   Leon T. Kendall                            72    Director                                                2001
   Andrew P. Rifkin                           41    Director                                                2003
   Kendrick R. Wilson, III (2) (3)            54    Director                                                2003



1.   The Company's Board of Directors is classified into three groups and each group is elected on a staggered basis for three-year terms.

2.   Member of Audit Committee.

3.   Member of Compensation Committee. Mr. Fink was a member of the Compensation Committee until December 31, 1998 when he was replaced by Mr. Wilson.

Laurence D. Fink, Chairman, is also Chairman and Chief Executive Officer of BlackRock Financial Management Inc. (the "Manager"), Chairman of the Management Committee and Co-Chair of the Investment Strategy Group. In addition, Mr. Fink serves on the Asset Liability Committee of PNC Bank. He is also Chairman of the Board and a Director of BlackRock's family of closed-end mutual funds, and a Director of BlackRock's offshore funds, BlackRock Asset Investors, BlackRock MQE Investors and BlackRock Fund Investors I, II and III. Prior to founding BlackRock in 1988, Mr. Fink was a member of the Management Committee and a Managing Director of The First Boston Corporation. Mr. Fink joined The First Boston Corporation in 1976 and served as co-head of its Taxable Fixed Income Division and head of its Mortgage and Real Estate Products Group. Mr. Fink is currently a member of the Boards of Trustees of Mount Sinai New York University Medical Center and Health System, Dwight-Englewood School in Englewood, New Jersey, the National Outdoor Leadership School (NOLS) and Phoenix House, and a Director of Nexell Therapeutics, Inc. and Innovir Laboratories, Inc. Mr. Fink earned a B.A. degree in political science from the University of California at Los Angeles in 1974 and an M.B.A. degree with a concentration in real estate from U.C.L.A. in 1976.

Hugh R. Frater, President and Chief Executive Officer, is a Managing Director and a member of the Management Committee of the Manager, where he is co-head of the BlackRock Account Management Group. Mr. Frater's primary responsibilities include developing investment products and marketing investment services for BlackRock's Institutional Asset Management clients. Prior to joining BlackRock in 1988, Mr. Frater was a Vice President in Investment Banking at Lehman Brothers in the financial institutions department. Mr. Frater earned a B.A. degree in English from Dartmouth College in 1978 and an M.B.A. degree in finance from Columbia University in 1985.

David M. Applegate is President and Chief Executive Officer of GMAC Residential and is a member of the GMAC Mortgage Group Board of Directors. Mr. Applegate also serves as Chairman for GMAC Home Services, Chairman of GMAC Bank and Chairman, President and Chief Executive Officer of GMAC Mortgage Corporation. From 1999 to January 2001, Mr. Applegate was Chief Operating Officer of GMAC Mortgage responsible for all aspects of mortgage operations including lending, servicing and capital markets. From 1996 to 1999, Mr. Applegate was Chief Financial Officer of GMAC Mortgage Corporation responsible for, legal, accounting, tax, finance, treasury, strategic planning and mergers and acquisitions. Prior to 1996, Mr. Applegate was Senior Vice President of Capital Markets at GMAC Mortgage. Mr. Applegate received a B.S. in Chemistry from the University of Missouri in 1984.

Donald G. Drapkin has been a Director and Vice Chairman of MacAndrews & Forbes Holdings Inc. and various of its affiliates since 1987. Prior to joining MacAndrews & Forbes, Mr. Drapkin was a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom LLP for more than five years. Mr. Drapkin is also a Director of the following corporations which file reports pursuant to the Securities Exchange Act of 1934: BlackRock Asset Investors, The Molson Companies Limited, Panavision, Inc., Playboy.com, Inc., Playboy Enterprises, Inc., ProxyMed, Inc., Revlon Consumer Products Corporation, Revlon, Inc., The Warnaco Group, Inc. and Weider Nutrition International Inc.

Carl F. Geuther is a former Executive Vice President and Chief Financial Officer of WMC Mortgage Corp., a mortgage banking company. Mr. Geuther had been Vice Chairman and Chief Financial Officer, and previously Executive Vice President, of Great Western Financial Corporation and Great Western Bank since 1987. Mr. Geuther had joined Great Western following its acquisition of Aristar, Inc., a consumer finance and insurance company, in 1983, where he served as Executive Vice President and Chief Financial Officer and previous financial management positions since 1974. He received an M.B.A. from Lehigh University in 1968 and a B.A. from Ursinus College in 1967.

Jeffrey C. Keil has been Chairman of the Executive Committee of International Real Returns, LLC, investment advisor to an investment company organized by Lazard Freres & Co., since January 1998. From 1996 to January 1998, Mr. Keil was a General Partner of Keil Investment Partners, a private fund which invested in the financial sector in Israel. From 1984 to 1996, Mr. Keil was President, Director and Chairman of the Finance Committee of Republic New York Corporation and Vice Chairman and a Member of the Executive Committee of Republic National Bank of New York. Mr. Keil earned a B.S. degree in economics at the University of Pennsylvania in 1965, pursued graduate studies in mathematical statistics, operations research and international economics at the London School of Economics, and earned an M.B.A. degree with a concentration in Finance from Harvard Graduate School of Business Administration in 1968.

Leon T. Kendall is a former Chairman of the Board of Mortgage Guaranty Insurance Corporation, Vice-Chairman of the parent company, MGIC Investment Corporation, and a member of the Board of Directors of both firms. Prior to joining MGIC in 1974, he served as President of the Securities Industry Association and its predecessor, the Association of Stock Exchange Firms. He has also served as Vice President and economist for the New York Stock Exchange, and as economist for the U.S. League of Savings Institutions and the Federal Reserve Bank of Atlanta. Mr. Kendall joined the Kellogg Graduate School of Management faculty in 1988. His teaching responsibilities include the management of financial institutions, securitization, urban development, and real estate market analysis. In June 1999, he became the second Norman Strunk Chair Professor of Financial Institutions.

Andrew P. Rifkin is a Managing Director at Credit Suisse First Boston. Mr. Rifkin is responsible for the acquisition efforts of DLJ's Real Estate Capital Partners, a $2 billion dollar real estate opportunity fund sponsored by Credit Suisse First Boston. DLJ Real Estate Capital Partners has been an active investor in a broad range of real estate related opportunities including both debt and equity in the domestic and international markets. Credit Suisse First Boston acquired Donaldson, Lufkin & Jenrette in 2000, where Mr. Rifkin was a Managing Director. Prior to joining DLJ in 1995, Mr. Rifkin was a Vice President at Goldman, Sachs, & Co. in the Real Estate Principal Investment Area, where his responsibilities included asset management for various Whitehall portfolios. Mr. Rifkin graduated with honors from the State University of New York at Binghamton with a B.S. in Mathematics and received an M.S. in Computer Science from Cornell University.

Kendrick R. Wilson, III has been a Managing Director of Goldman Sachs & Co. in the Financial Institutions Group since 1998. From 1989 to 1998, Mr. Wilson was Vice Chairman and member of the Management Committee of Lazard Freres & Co. Mr. Wilson is a director of Celanese AG and American Marine Holdings Corp. Mr. Wilson is also a Director of the following corporations, which file reports pursuant to the Exchange Act: BlackRock Asset Investors, and BlackRock Fund Investors I, II, and III. He is a Trustee of the Montana Land Reliance, Middlebury College and the Hospital for Special Surgery. Mr. Wilson received an M.B.A. from Harvard Business School and a B.A. from Dartmouth College.

Unaffiliated Directors

     The Articles of Incorporation of the Company requires that a majority of the Company's Directors be "Unaffiliated Directors." "Unaffiliated Director" means any Director who (a) does not own greater than a de minimis interest in the Manager or any of its affiliates, other than the Company and any person controlled by the Company, and who (b) within the last two years has not directly or indirectly (i) been an officer of or employed by the Company or the Manager or any of their respective affiliates, (ii) been a Director of the Manager or any of its respective affiliates, other than the Company and any person controlled by the Company, (iii) performed more than a de minimis amount of services for the Manager or any of its affiliates or (iv) had any material business or professional relationship with the Manager or any of its affiliates other than as a Director of the Company or any person controlled by the Company. There are presently seven Unaffiliated Directors: Messrs. Applegate, Drapkin, Guether, Keil Kendall, Rifkin and Wilson.

Compensation of Directors

     Directors are elected for a term of three years, and hold office until their successors are elected and qualified. The Company pays an annual director's fee to each Unaffiliated Director of $20,000 and a fee of $1,000 for each meeting of the Board of Directors attended by the Unaffiliated Director, and the Company reimburses the costs and expenses of all Directors for attending such meetings. Affiliated Directors will not be and have not been separately compensated by the Company other than through the Company's stock option plan.

Board and Committee Meetings

     The Audit Committee, composed of Messrs. Geuther, Keil and Wilson, makes recommendations to the Board of Directors concerning the selection of independent auditors, reviews the financial statements of the Company and considers such other matters in relation to the internal and external audit of the financial affairs of the Company as may be necessary or appropriate to facilitate accurate and timely financial reporting. The Audit Committee met three times during the fiscal year ended December 31, 2000.

     The Compensation Committee of the Board of Directors, composed of Messrs. Wilson, Drapkin and Keil, administers the Company's 1998 Stock Option Plan, reviews all aspects of compensation of the Company's officers and makes recommendations on such matters to the full Board of Directors. The Compensation Committee met one time during the fiscal year ended December 31, 2000.

     During the fiscal year ended December 31, 2000, the Board of Directors of the Company met on five occasions. Eight of our nine Directors attended 75% or more of the meetings of the Board and of the Board committees on which they served, and one director, Mr. Applegate attended 66% of the meetings of the Board. The Company is not aware of any other Director who attended fewer than 75% of the aggregate of: (1) the total number of meetings of the Board of Directors (held during the period for which he has been a Director); and (2) the total number of meetings held by all Board committees on which he served (during the periods that he served).

     The Company currently has no Nominating Committee.


Report of the Audit Committee

In accordance with and to the extent permitted by the rules of the Securities and Exchange Commission, the information contained in the following Report of the Audit Committee and the charter of the Audit Committee shall not be incorporated by reference into any of The Company future filings made under the Securities Exchange Act 1934, as amended, or under the Securities Act of 1933, as amended, and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.

The Board of Directors has appointed an Audit Committee consisting of three directors. All of the members of the Audit Committee are "independent" as defined in the New York Stock Exchange listing standards. The Board of Directors has adopted a written charter for the Audit Committee. A copy of that charter is included as Exhibit A to this proxy statement.

The Audit Committee's job is one of oversight, as set forth in its charter. It is not the duty of the Audit Committee to prepare the Company financial statements, to plan or conduct audits, or to determine that the Company financial statements are complete and accurate and are in accordance with generally accepted accounting principles. BlackRock Financial Management is the manager of the Company and is responsible for preparing the Company financial statements and for maintaining internal control. The independent auditors are responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with the generally accepted accounting principles.

The Audit Committee has:

o Reviewed and discussed with Company management the Company's fiscal 2000 audited financial statements;
o discussed with Deloitte & Touche LLP (the Company's independent auditors) the matters required to be discussed by Statement on Auditing Standards No. 61 as amended by SAS No. 90; and
o received the written disclosures and letter from the independent auditors required by Independence Standards Board No. 1 (which related to the auditors' independence from the Company and its related entities) and has discussed with the auditors their independence with respect to the Company.

     Based on the review and discussions referred to in the three items above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the SEC.

Members of the Audit Committee

Carl F. Geuther
Jeffrey C. Keil
Kendrick R. Wilson



                             EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the executive officers of the Company who are not also Directors. For information concerning Hugh R. Frater, see "Information Concerning the Incumbent Directors and Director Nominees."

                Name                     Age                Position
------------------------------------- ---------- ----------------------------------------------------

Richard M. Shea                           41     Chief Operating Officer and Chief Financial Officer
Robert L. Friedberg                       40     Vice President and Secretary
Chris A. Milner                           34     Vice President
Dan Sefcik                                36     Vice President
Mark S. Warner                            39     Vice President
Alex Zabik                                42     Vice President


     Because the Manager maintains principal responsibility for managing the affairs of the Company, the Company does not employ full-time personnel and the officers listed above perform only ministerial functions as officers of the Company, such as executing contracts and filing reports with regulatory agencies. In the future, the Company may have salaried employees. All officers serve at the discretion of the Company's Board of Directors. The persons listed above, who are officers of the Manager and will be compensated by the Manager, are expected in their capacities as officers of the Manager, when fulfilling duties of the Manager under the Management Agreement, to devote a substantial amount of their time to the affairs of the Company. As officers of the Manager, such persons will not have fiduciary obligations to the Company and its stockholders in that capacity.

Richard M. Shea, Esq., Chief Operating Officer and Chief Financial Officer, is a Managing Director of the Manager. Prior to joining BlackRock in 1993, Mr. Shea was an Associate Vice President and tax counsel at Prudential Securities, Inc. Mr. Shea joined Prudential in 1988 and was responsible for corporate tax planning, tax-oriented investment strategies and tax issues of CMOs and original issue discount obligations. Mr. Shea earned a B.S. degree in accounting from the State University of New York at Plattsburgh in 1981 and a J.D. degree from New York Law School in 1984.

Robert L. Friedberg, CPA, Vice President and Secretary, is also a Vice President of the Manager. Prior to joining Blackrock in 1999, Mr. Friedberg was Treasurer of Vornado Realty Trust, where he was responsible for corporate and property finance. Mr. Friedberg joined Vornado in 1997. Prior to working at Vornado Realty Trust, Mr. Friedberg was Managing Director at Crown Northcorp, Inc., a rated special servicer of Commercial Mortgage Backed Securities. Prior to working at Crown Northcorp, Inc., Mr. Friedberg was Vice President at Amresco from 1991 to 1995. Mr. Friedberg earned a BBA degree in Accounting at George Washington University in 1982 and received his Certified Public Accountants license in 1994.

Chris A. Milner, Vice President, is also a Director of the Manager. Mr. Milner is a member of BlackRock's Mortgage Investment Strategy Group and an advisor to PNC's Real Estate Executive Committee, which serves as the management committee for all commercial real estate activities at PNC and Midland Loan Services. Prior to joining BlackRock in 1997, Mr. Milner was Vice President & Manager - PNC Real Estate Capital Markets where he was responsible for origination, underwriting and securitization of all commercial mortgage conduit production. Mr. Milner joined PNC in 1990 upon completion of his graduate work (M.B.A. magna cum laude in Finance with a concentration in Real Estate) at Indiana University. Mr. Milner earned a B.A. degree from DePauw University in 1988.

Daniel P. Sefcik, Vice President, is also a Director of the Manager, where his primary responsibility is assessing credit quality and real estate exposure on high yield lending opportunities. Since joining BlackRock in early 1998, Mr. Sefcik conducted diligence on over 2000 real estate assets of all types including multi-family, office, hotel, retail, self storage and industrial properties in connection with the acquisition of subordinate CMBS bonds. Prior to joining BlackRock, Mr. Sefcik served as a Vice President for Institutional Real Estate for PNC in the New York City office from 1996 to 1998. From 1990 to 1996, Mr. Sefcik worked for PNC and its predecessor, Midlantic Bank. Mr. Sefcik earned his B.A. degree in Economics in 1986 from Colorado State University and a M.A. degree in Economics from Rutgers University in 1997.

Mark S. Warner, CFA, Vice President, is also a Director and portfolio manager of the Manager, where his primary responsibility is managing client portfolios, specializing in the commercial mortgage and non-agency residential mortgage sectors. Prior to joining BlackRock in 1993, Mr. Warner was a Director in the Capital Markets Unit of the Prudential Mortgage Capital Company. Mr. Warner joined Prudential in 1987. Mr. Warner earned a B.A. degree in Political Science from Columbia University in 1983 and an M.B.A. degree in Finance and Marketing from Columbia Business School in 1987. Mr. Warner received his Chartered Financial Analyst (CFA) designation in 1993.

Alexander K. Zabik, Vice President, is also a Director of the Manager, where his primary responsibility is originating real estate mezzanine debt and equity transactions. Prior to joining BlackRock in 1998, Mr. Zabik was Managing Director at AEC, L.P., a private real estate opportunity fund he founded to focus on smaller, middle-tier commercial and residential properties. From 1994 to 1996, Mr. Zabik was Managing Director and co-head of the Structured Real Estate Finance Group at Blaylock & Partners, L.P., a boutique investment bank. Prior to Blaylock & Partners, Mr. Zabik served as Senior Vice President and Manager of the Structured Finance Group at Fitch Investors Service, Inc. Mr. Zabik earned a B.A. Degree from Boston University in 1980, and an M.B.A. in Finance from Babson College in 1984.


                  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                           OWNERS AND MANAGEMENT


Stock Beneficially Owned by Principal Stockholders

     The following table sets forth the beneficial ownership of the Company's common stock, as of March 31, 2001, by any person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act), who is known to the Company to be the beneficial owner of more than five percent of the issued and outstanding shares of common stock as of such date.

                                                                Number of Shares of Common
                        Name & Address                                     Stock                    Percent of Class
-------------------------------------------------------------- ------------------------------ -----------------------
Merrill Lynch & Co., Inc. ("ML&Co.") (on  behalf of Merrill              2,120,200                    7.12%
Lynch Asset Management Group ("AMG")) (1)
World Financial Center, North Tower
250 Vesey Street
New York, NY 10381

James Grosfeld & Nancy Grosfeld, joint tenants                           2,096,500                    7.04%
20500 Civic Center Drive
Suite 3000
Southfield, MI 40876

DLJ Real Estate Capital Partners II, L.P (2)                             4,097,800                   12.09%
277 Park Avenue
New York, NY 10172


1.   Based on information contained in Amendment No. 3 to Schedule 13G, dated February 14, 2001: (i) ML&Co. through AMG, its wholly owned subsidiary, and Merrill Lynch Global Allocation Fund, Inc. have beneficial ownership and shared voting power of 1,972,900 shares; and (ii) ML&Co. has beneficial ownership of an additional 147,300 shares.
2.   DLJ Real Estate Capital Partners II, L.P. is the owner of all of the 10.5% Series A Senior Cumulative Redeemable
     Preferred Stock, which is convertible into 4,097,800 shares of the Company's common stock. The 12.09% is based upon the percent of the common stock outstanding after conversion of the Series A Senior Cumulative Redeemable Preferred Stock
     into Company common stock.


Stock Beneficially Owned by Directors, Director Nominees and Officers

     The following table sets forth the beneficial ownership of the Company's common stock, as of March 21, 2001, by (i) each Director and Director nominee of the Company, (ii) each executive officer of the Company, and (iii) all Directors and executive officers as a group. Unless otherwise indicated, such shares of common stock are owned directly and the indicated person has sole voting and investment power.


                                                            Number of Shares
                                                                Common Stock
Name                                                       Beneficially Owned (1)     Percent of Class
                                                           ----------------------------------------------
Laurence D. Fink                                                  66,881                       *
Hugh R. Frater                                                   288,000                       *
David M. Applegate                                                    64                       *
Donald G. Drapkin                                                 16,025                       *
Carl F. Geuther                                                   16,025                       *
Jeffrey C. Keil                                                   16,025                       *
Leon T. Kendall                                                   52,870                       *
Andrew P. Rifkin                                                       0                       *
Kendrick R. Wilson, III                                           16,025                       *
Richard M. Shea                                                  183,650                       *
Robert L. Friedberg                                               25,000                       *
Chris A. Milner                                                  194,887                       *
Dan Sefcik                                                        72,500                       *
Mark S. Warner                                                    93,000                       *
Alex Zabik                                                        30,000                       *

All Directors, Director nominees and executive officers        1,070,952                     3.59%
as a group (15  persons)


* Less than 1%.
1.   Includes shares issuable upon the exercise of options that are currently exercisable or that will become exercisable within 60 days of March 21, 2001. Such shares are held as follows: Mr. Fink (26,882); Mr. Frater (225,000); Mr. Drapkin
     (15,000); Mr. Geuther (15,000); Mr. Keil (15,000); Mr. Kendall (30,800); Mr. Wilson (15,000); Mr. Shea (180,000); Mr.
     Friedberg (25,000); Mr. Milner (187,500); Mr. Sefcik (72,500); Mr. Warner (90,000); and Mr. Zabik (30,000). Shares
     issuable upon the exercise of options that are currently exercisable or that will become exercisable within 60 days are treated as outstanding for purposes of computing the percentage of outstanding shares. To the Company's knowledge, all directors and executive officers of the Company have sole voting and investment power with respect to the shares of common stock held by them.


                             EXECUTIVE COMPENSATION

     During 2000, the Company did not pay any cash compensation to its executive officers but may, in the future, pay annual compensation to the Company's executive officers for their services as executive officers. The Company may from time to time, at the discretion of the Compensation Committee of the Board of Directors, grant options to purchase shares of the Company's common stock to the executive officers pursuant to the 1998 Stock Option Plan.

Stock Options and Stock Appreciation Rights

     There was no grant of stock options to the Company's executive officers during the last fiscal year.

Exercise of Options and Stock Appreciation Rights

     The following table sets forth information concerning the exercise of stock options during the last fiscal year by the Company's chief executive officer and the fiscal year-end value of his unexercised options.

                          Aggregated Option/SAR Exercises in Last Fiscal Year, and FY-End Option/SAR Values
                                                        Number of Securities Underlying       Value of Unexercised In-the-Money
                                                       Unexercised Options/SARs at FY-End      Options/SARS at FY-End (1) ($)
                                                                      (#)
                      Shares Acquired
                      on Exercise (#)      Value
        Name                            Realized ($)     Exercisable       Unexercisable       Exercisable       Unexercisable
--------------------- ---------------- -------------- ------------------ ------------------- ---------------- ---------------------
Hugh R. Frater               0               0             150,000            150,000               0                  0

(1)   The fair market value of a share of common stock on December 31, 2000 was $7.75, which corresponds to its closing price on the New York Stock Exchange on December 29, 2000.

Stock Options

     On March 23, 1998, the Company adopted a stock option plan (the "1998 Stock Option Plan") that provides for the grant of both qualified incentive stock options ("ISOs") that meet the requirements of Section 422 of the Internal Revenue Code and non-qualified stock options, stocks appreciation rights and dividend equivalent rights. Stock options may be granted to the Manager, Directors, officers and any key employees of the Company, directors, officers and key employees of the Manager and to any other individual or entity performing services for the Company. The exercise price for any qualified option granted under the 1998 Stock Option Plan may not be less than 100% of the fair market value of the shares of common stock at the time the option is granted. The purpose of the 1998 Stock Option Plan is to provide a means of performance-based compensation to the Manager and Directors, officers and any key employees of the Company and for the Manager in order to attract and retain qualified personnel and to provide an incentive to others whose job performance affects the Company.

     As of December 31, 2000, net of terminated options, the Company granted options to purchase up to 1,766,341 shares of common stock, predominantly to Directors and executive officers of the Company.

     Subject to anti-dilution provisions for stock splits, stock dividends and similar events, the 1998 Stock Option Plan authorizes the grant of options to purchase up to an aggregate of 2,470,453 shares of the Company's common stock. If an option granted under the 1998 Stock Option Plan expires or terminates, the shares subject to any unexercised portion of that option will again become available for the issuance of further options under the 1998 Stock Option Plan. Unless previously terminated by the Board of Directors, the 1998 Stock Option Plan will terminate ten years from its effective date, and no options may be granted under the 1998 Stock Option Plan thereafter.

     The 1998 Stock Option Plan is administered by a committee of the Board of Directors comprised entirely of Unaffiliated Directors, referred to as the Compensation Committee. Options granted under the 1998 Stock Option Plan become exercisable in accordance with the terms of the grant made by the Compensation Committee. The Compensation Committee has discretionary authority to determine at the time an option is granted whether it is intended to be an ISO or a non-qualified option, and when and in what increments shares of common stock covered by the option may be purchased. If stock options are proposed to be granted to the Unaffiliated Directors, then the full Board of Directors must first approve such grants.

     Under current law, ISOs may not be granted to any Director of the Company who is not also a full-time employee or to directors, officers and other employees of entities unrelated to the Company. In addition, no options may be granted under the 1998 Stock Option Plan to any person who, assuming exercise of all options held by such person, would own or be deemed to own more than 9.8% of the outstanding shares of common stock of the Company.

     Each option must terminate no more than ten years from the date it is granted. Options may be granted on terms providing that they will be exercisable in whole or in part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals during the term of the option.

     The exercise price of any option granted under the 1998 Stock Option Plan is payable in full (i) in cash, (ii) by surrender of shares of the Company's common stock having a market value equal to the aggregate exercise price of all shares to be purchased, (iii) by cancellation of indebtedness owed by the Company to the option holder, (iv) by any combination of the foregoing, or (v) by a full recourse promissory note executed by the option holder. The terms of the promissory note may be changed from time to time by the Company's Board of Directors to comply with applicable regulations or other relevant pronouncements of the Internal Revenue Service or the SEC.

     The Company's Board of Directors may, without affecting any outstanding options, from time to time revise or amend the 1998 Stock Option Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may increase the number of shares of common stock subject to the 1998 Stock Option Plan (with the exception of adjustments resulting from changes in capitalization), change the class of participants eligible to receive options granted under the 1998 Stock Option Plan or modify the period within which or the terms stated in the 1998 Stock Option Plan upon which the options may be exercised without stockholder approval.

                                THE MANAGER

     The Manager is a wholly owned subsidiary of BlackRock, Inc., which is listed for trading on the New York Stock Exchange ("NYSE") under the symbol "BLK". BlackRock, Inc. is 70% owned by PNC Bank, National Association, which is itself a wholly owned subsidiary of PNC Financial Services Group, Inc (NYSE: PNC). Established in 1988, the Manager is a registered investment adviser under the Investment Advisers Act of 1940, as amended, and is one of the largest investment management firms in the United States.

                    COMPLIANCE WITH SECTION 16(A) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

     Under federal securities laws, the Company's Directors and executive officers, and any persons beneficially owning more than ten percent of a registered class of the Company's equity securities, are required to report their ownership of the common stock and any changes in that ownership to the SEC. These persons are also required to furnish the Company with copies of these reports. Specific due dates for these reports have been established, and the Company is required to report in the Proxy Statement any failure to timely file such reports by those due dates during the 2000 fiscal year.

     To the Company's knowledge, based solely upon review of copies of such reports furnished to the Company and written representations from the Company's Directors and executive officers that no other reports were required, the Company believes that all of these filing requirements were satisfied by the Company's Directors and executive officers during 2000.

                                 PROPOSAL 2
                    RATIFICATION OF INDEPENDENT AUDITORS

Proposed Independent Auditor

     Deloitte & Touche LLP has served as independent auditors of the Company and its subsidiaries for the fiscal year ended December 31, 2000. The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP, independent certified public accountants, to be the Company's independent auditors for the fiscal year ending December 31, 2001 and has further directed that the selection of the auditors be submitted for ratification by the stockholders at the Annual Meeting.

     Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

Recommendation of the Board of Directors

     The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as the independent auditors for the Company for the fiscal year ending December 31, 2001.


               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship between the Company and the Manager

     The Manager is a wholly owned subsidiary of BlackRock, Inc. BlackRock, Inc. is 70% owned by PNC Bank, National Association, which is itself a wholly owned subsidiary of PNC Financial Services Group, Inc. The Manager, subject to the supervision of the Board of Directors, is responsible for the day-to-day operations of the Company pursuant to a Management Agreement. The Management Agreement was extended in March, 2000 for an additional term of two years. The following table summarizes all compensation, fees and other benefits (including reimbursement of out-of-pocket expenses) that the Manager may earn or receive under the terms of the Management Agreement.

   Recipient          Payor                                                 Amount
------------------ --------------- ---------------------------------------------------------------------------------------------
Manager            Company         Base management fee equal to a percentage of the average invested assets by rating category of the Company (1)
Manager            Company         Incentive compensation based on the amount, if any, by which the Company's Funds from
                                   Operations and certain net gains exceed a hurdle rate
Manager            Company         Out-of-pocket expenses of Manager paid to third parties (2)


(1) The base management fee is equal to 1% per annum of average invested assets rated less than BB- or not rated, 0.75% of average invested assets rated BB- through BB+, and 0.35% of average invested assets rated above
      BB+.

(2) The Manager may engage PNC Bank, Midland Loan Services, Inc. ("Midland"), a wholly owned subsidiary of PNC Bank, or unaffiliated third parties to conduct due diligence with respect to potential portfolio investments and to provide certain other services. Accordingly, a portion of the out-of-pocket expenses may be paid to PNC Bank or Midland in such capacities. The Company's guidelines require the contract for such engagement to be conducted at arm's length, as evidenced by documentation provided by the Manager to the Board of Directors. PNC Bank and Midland are paid fees and out-of-pocket expenses as would customarily be paid to unaffiliated third parties for such services.

     The base management fee is intended to compensate the Manager for its costs in providing management services to the Company. The Board of Directors of the Company may adjust the base management fee with the consent of the Manager in the future if necessary to align the fee more closely with the costs of such services.

     The Manager will be entitled to receive incentive compensation for each fiscal quarter in an amount equal to the product of (A) 25% of the dollar amount by which (1)(a) Funds From Operations of the Company (before the incentive fee) per share of common stock (based on the weighted average number of shares outstanding) plus (b) gains (or minus losses) from debt restructuring and sales of property per share of common stock (based on the weighted average number of shares outstanding), exceed (2) an amount equal to (a) the weighted average of the price per share of the initial offering and the prices per share of any secondary offerings by the Company multiplied by (b) the Ten-Year U.S. Treasury Rate plus three and one-half percent per annum (expressed as a quarterly percentage) multiplied by (B) the weighted average number of shares of common stock outstanding during such quarter. Notwithstanding the foregoing, accrual and payment of any portion of the incentive compensation that is attributable to net capital gains of the Company will be delayed to the extent, if any, required by the Investment Advisors Act of 1940, as amended. "Funds From Operations" as defined by the National Association of Real Estate Investment Trusts means net income computed in accordance with GAAP excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Funds From Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity or ability to make distributions. As used in calculating the Manager's compensation, the term "Ten-Year U.S. Treasury Rate" means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years) published by the Federal Reserve Board during a quarter, or if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company.

     For the year ended December 31, 2000, the Company paid the Manager $6,569,000 in base management fees and $881,000 in incentive compensation. In accordance with the provisions of the Management Agreement, the Company recorded reimbursements to the Manager of $120,000 for certain expenses incurred on behalf of the Company by the Manager during 2000.

     For the year ended December 31, 2000, the Company paid the Manager $120,000 pursuant to the terms of an administration agreement between the Manager and the Company. Under the terms of the administration agreement, the Manager provides financial reporting, audit coordination and accounting oversight services. The Company pays the Manager a monthly administrative fee at an annual rate of 0.06% of the first $125 million of average net assets, 0.04% of the next $125 million of average net assets and 0.03% of average net assets in excess of $250 million subject to a minimum annual fee of $120,000.

Relationship Between the Manager and the Company Directors and Executive
Officers

     In addition to being Chairman of the Board of Directors of the Company, Laurence D. Fink is Chairman of the Board and Chief Executive Officer of the Manager. Hugh R. Frater is Managing Director of the Manager as well as President and Chief Executive Officer of the Company. Richard M. Shea is a Managing Director of the Manager in addition to his position as Chief Operating Officer and Chief Financial Officer of the Company. Similarly, each of the Company's executive officers also serves as an officer of the Manager.

Other Material Transactions Between the Company and the Manager

     During the twelve months ended December 31, 2000, the Company purchased certificates representing a 1% interest in Midland Commercial Mortgage Owner Trust IV, Midland Commercial Mortgage Owner Trust V, Midland Commercial Mortgage Owner Trust VI, Commercial Mortgage Owner Trust VII, PNC Loan Trust VII, and PNC Loan Trust VIII for $1,649,000, $851,000, $557,000, $2,376,000, $1,312,000 and $276,000 respectively. These Midland
Trusts were purchased from Midland Loan Services, Inc. and the PNC trusts were purchased from PNC Bank. Midland is a wholly owned indirect subsidiary of PNC and the depositor to the Trusts. The assets of the Trusts consist of commercial mortgage loans originated or acquired by Midland and PNC. In connection with these transactions, the Company entered into a $4,500,000 committed line of credit from PNC Funding Corp., a wholly owned indirect subsidiary of PNC, to borrow up to 90% of the fair market value of the Company's interest in the Trusts.

                             PERFORMANCE GRAPH

     The following graph compares the change in the Company's stockholder cumulative total return on the common stock for the period March 24, 1998, which was the first day the Company's common stock traded on the NYSE, through December 31, 2000, with the changes in the Standard & Poor's 500 Stock Price Index (the "S&P 500"), the Standard & Poor's 500 REIT Index (the "S&P REIT") and the Nasdaq Composite Index ("NASDAQ"), for the same period, assuming an investment of $100 for the common stock and each index, for comparative purposes. Total return equals appreciation in stock price plus dividends paid, and assumes that all dividends are reinvested. The following information has been obtained from sources believed to be reliable, but neither its accuracy nor its completeness is guaranteed. The performance graph is not necessarily indicative of future investment performance.

                              [OBJECT OMITTED]

                            FINANCIAL STATEMENTS

     The Company will furnish, without charge, a copy of the Company's most recent Annual Report to any stockholder upon request. Written requests should be directed to 345 Park Avenue, New York, New York 10154. Telephone requests should be directed to 212-409-3333.


                            INDEPENDENT AUDITORS

Audit Fees

The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $216,000.

Financial Information Systems Design and Implementation

Deloitte did not provide the Company with any professional services for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

All Other Fees

The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above, for the fiscal year ended December 31, 2000 were $103,920, primarily for income tax return preparation and related consultations, acquisition transactions, equity offerings and assistance. The Company's Audit Committee has determined that the provision of these services is compatible with maintaining Deloitte's independence.


               STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     The Board of Directors will provide for the presentation of proposals by stockholders at the 2002 annual meeting of stockholders, provided that such proposals are submitted by eligible stockholders who have complied with the relevant regulations of the SEC regarding stockholder proposals. Stockholder proposals intended to be submitted for presentation at the 2002 annual meeting of stockholders of the Company must be in writing and must be delivered to the Secretary of the Company at its executive offices by personal delivery or United States mail no later than March 21, 2002 and no earlier than February 21, 2002 for inclusion in the Company's proxy statement and the form of proxy relating to the 2002 annual meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting (including the specific proposal to be presented) and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company that are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

                               OTHER MATTERS

     The Board of Directors knows of no other business to be brought before the Annual Meeting. If any other matters properly comes before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

     No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.


                                            By Order of the Board of Directors


                                            Laurence D. Fink
                                            Chairman

New York, New York
April 17, 2001



                                    Exhibit A


                Anthracite Capital, Inc. Audit Committee Charter


This charter shall be reviewed, updated and approved annually by the board of directors.



Role and Independence

The audit committee of Anthracite's board of directors assists the board in fulfilling its responsibility for oversight of the quality and integrity of Anthracite's accounting, auditing and reporting practices and other such duties as directed by the board. The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the New York Stock Exchange. The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, and Anthracite management. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

The board of directors shall appoint one member of the audit committee as chairperson. He or she shall be responsible for leadership of the committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the board of directors. The chairperson will also maintain regular liaison with the CEO, CFO, and the lead independent audit partner.

Responsibilities

The audit committee's primary responsibilities include:

          o Recommending to the board the independent accountant to be selected or retained to audit the financial statements of the corporation. In so doing, the committee will request from the auditor a written affirmation that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor's independence, and recommend to the board any actions necessary to oversee the auditor's independence.

          o Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the committee (and the board) to report on any and all appropriate matters.

          o Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include consideration of the quality of Anthracite's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the review, the committee shall make its recommendation to the board as to the inclusion of Anthracite's audited financial statements in its annual report on Form 10-K.

          o Reviewing with management and the independent auditor the quarterly financial information prior to the filing of Form 10-Q. This review may be performed by the committee or its chairperson.

          o Discussing with management, the internal auditors and the external auditors the quality and adequacy of Anthracite's internal controls.

          o Discussing with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

          o Reporting audit committee activities to the full board and issuing annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the shareholders.